                                                                   EXHIBIT 10.11


================================================================================

                                    FORM OF

                              PURCHASE AGREEMENT

                                    Between

                         ROYSTER-CLARK RESOURCES, LLC

                                      And

                               G. WADDY GARRETT





                             Dated March 17, 2000

================================================================================

                               Table of Contents

                                                                                  Page
EXHIBITS

     Exhibit 1                Sellers Release
     Exhibit 2-1              Noncompetition Agreement
     Exhibit 3                Sellers Closing Certificate
     Exhibit 4                Buyer's Closing Certificate
     Exhibit 5                Consulting Agreement
     Exhibit 6                Escrow Agreement
     Exhibit 7                Sellers Legal Opinion
     Exhibit 8                Estoppel Certificate
     Exhibit 9                Buyer's Legal Opinion

SCHEDULES

                    (i)       Schedule 1     List of Shareholders of the Company

     Schedule 2.3             Adjustment Amount Accounting Principles
     Schedule 2.4(b)(i)       Closing Payment Allocation
     Schedule 3.1.1           Foreign Qualification Jurisdictions of the Company
     Schedule 3.1.2           Required Sellers Consents
     Schedule 3.1.5           Bank Accounts, Etc.
     Schedule 3.1.6           Real Property Owned or Leased
     Schedule 3.1.7           Subleases, etc.
     Schedule 3.1.8           Accounts Receivable
     Schedule 3.1.9           Other Material Liabilities
     Schedule 3.1.10          Tax Return Audits
     Schedule 3.1.12          Employee Benefit Plans
     Schedule 3.1.13          Noncompliance with Legal Requirements; Government
                              Authorizations
     Schedule 3.1.14          Legal Proceedings
     Schedule 3.1.15          Material Changes or Events
     Schedule 3.1.16          Material Contracts
     Schedule 3.1.17(b)       Alternative Insurance Arrangements
     Schedule 3.1.17(c)       Exceptions to Insurance Representations
     Schedule 3.1.18          Employee Information
     Schedule 3.1.20(b)       Material Intellectual Property Rights Contracts
     Schedule 3.1.23          Interests of Related Persons
     Schedule 3.1.25          Exceptions to Environmental Representations

     Schedule 3.1.27          Product Warranties, Terms and Conditions
     Schedule 3.1.29(a)(i)    Substantial Customers
     Schedule 3.1.29(a)(ii)   Track Promotions
     Schedule 3.1.29(b)       Changes in Customers
     Schedule 3.1.29(c)       Substantial Suppliers
     Schedule 3.1.29(d)       Changes in Suppliers
     Schedule 3.1.31          Distributions
     Schedule 4.2             Exceptions to Buyer's Representations
     Schedule 5.6(a)          Excluded Assets
     Schedule 5.6(d)          Severance payments

          THIS PURCHASE AGREEMENT (together with all Schedules, Exhibits, amendments and supplements thereto, the "Agreement") is made as of March 17, 2000, by and among Royster-Clark Resources, LLC., a Delaware limited liability company ("Buyer"), and G. Waddy Garrett, an individual residing at 11 Old Bridge Lane, Richmond, VA 23229 ("Seller").

                                   RECITALS

          The Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller's equity interest (the "Interest") in Petersburg Agri-Terminal Associates, a general partnership organized under the laws of the Commonwealth of Virginia with its principal place of business c/o Alliance Agronomics Corp., 7104 Mechanicsville Turnpike, Mechanicsville, VA 23111 (the "Partnership"), for the consideration and on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

          The parties, intending to be legally bound, agree as follows:

          ARTICLE 1.  DEFINITIONS

          For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

          "Agreement" -- as defined in the first paragraph hereof.
           ---------

          "Assignment" -- as defined in Section 2.2.
           ----------

          "Applicable Contract" --  any Contract (a) under which the Partnership
           -------------------
has or may acquire any rights, (b) under which the Partnership has or may become subject to any obligation or liability, or (c) by which any asset owned or used by the Partnership is or may become bound.

          "Breach" -- a "Breach" of a representation, warranty, covenant,
           ------
obligation, or other provision of this Agreement or any certificate delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

          "Business Day" -- any day (other than a Saturday, Sunday or public
           ------------
holiday in the Borough of Manhattan, City of New York) on which banking institutions in New York City are not required or permitted by law or executive order to close.

          "Buyer" -- as defined in the first paragraph of this Agreement.
           -----

          "Claim" -- as defined in Section 8.7.
           -----

          "Closing" -- as defined in Section 2.4.
           -------

          "Closing Date" -- the date and time as of which the Closing actually
           ------------
takes place.

          "Company" -- Alliance Agronomics, Inc., a Virginia corporation.
           -------

          "Contemplated Transactions" -- all of the transactions contemplated by
           -------------------------
this Agreement, including, without limitation, the sale of the Interest by the Seller to Buyer; Buyer's acquisition and ownership of the Interest and exercise of control over the Partnership; the execution, delivery and performance of the Seller's Release, the Partnership Release, the Petersburg Environmental Obligations Agreement and the Petersburg Escrow Agreement; and the performance by the parties hereto of their respective covenants, agreements and obligations hereunder and thereunder.

          "Contract" -- any agreement, contract, obligation, promise, or
           --------
undertaking (whether written or oral and whether express or implied).

          "Control Person" -- as to any entity, any Person who controls such
           --------------
entity within the meaning of the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Damages" -- as defined in Section 7.2.
           -------

          "Encumbrance" -- any mortgage, easement, servitude, right of way,
           -----------
charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, or exercise of any other attribute of ownership.

          "Environment" -- soil, land surface or subsurface strata, surface
           -----------
waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

          "Environmental Claim" -- means any actual or reasonably anticipated
           -------------------
claim, action, cause of action, investigation or written notice, order, direction or requirement by any Person alleging potential liability or remedy, whether civil, administrative, criminal or quasi-criminal (including, without limitation, potential liability for investigatory costs, cleanup, remediation or preventive costs, governmental response costs, natural resources damages, property damages, personal injuries, fines, penalties or monetary and non-monetary sanctions) arising out of, based on or resulting from (a) the presence or Release or Threat of Release of any Hazardous Materials at any location or
(b) circumstances forming the basis of any violation of any Environmental Laws.

          "Environmental, Health, and Safety Liabilities" -- any cost, damages,
           ---------------------------------------------
expense, liability, obligation, or other responsibility arising from or under Environmental Laws or Occupational Safety and Health Laws and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including, without limitation, on-site or off-site contamination, pollution control, occupational safety and health, natural resources, and regulation of chemical substances or products);


          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Laws or Occupational Safety and Health Laws;

          (c) financial responsibility under Environmental Laws or Occupational Safety and Health Laws for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by or pursuant to applicable Environmental Laws or Occupational Safety and Health Laws (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Laws or Occupational Safety and Health Laws.

          The terms "removal," "remedial," "response action," and "corrective action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
(S) 9601 et seq., as amended ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et. seq., as amended ("RCRA").

          "Environmental Laws" -- means all United States federal, interstate,
           ------------------
state, and local laws, common law, guidelines, permits, agreements, licenses, Orders, by-laws, rules, regulations and restrictions of any kind by any Governmental Body relating to pollution or protection of human health or the environment, including, without limitation, laws relating to Releases or Threatened Releases of Hazardous Materials, pollution control, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport, handling or disposal of Hazardous Materials or the clean-up thereof and the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, but not including the Occupational Safety and Health Act of 1970, as amended.

          "ERISA" -- the Employee Retirement Income Security Act of 1974, as
           -----
amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "ERISA Affiliate" -- as defined in Section 3.1.12.
           ---------------

          "Facility" -- any real property, leaseholds, or other interests
           --------
currently or formerly owned or operated by the Partnership and any buildings, plants or structures currently or formerly owned or operated by the Partnership including, without limitation, all land, buildings and improvements at the Partnership's Petersburg, Virginia terminal distribution and storage facility, as more particularly described on Schedule 3.1.6 hereto.
                                  --------------

          "Governmental Authorization" -- any approval, consent, license,
           --------------------------
permit, waiver, or other authorization issued, granted, or given pursuant to any Legal Requirement.

          "Governmental Body" -- any nation, state, county, city, town, village,
           -----------------
district, or other jurisdiction of any nature; federal, state, local, municipal, foreign, or other government; governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          "Hazardous Activity" -- the distribution, generation, handling,
           ------------------
importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, disposal or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facility or any part thereof into or in the Environment, and any other act, business, operation, or thing that increases the damages, or risk of damages, or poses an unreasonable risk of harm to Persons or property on or off the Facility or that may affect the value of the Facility or the Partnership or that may result in an Environmental, Health, and Safety Liability.

          "Hazardous Materials" -- means (i) all substances defined, listed,
           -------------------
regulated or otherwise classified as "Hazardous Substances", "Hazardous Materials", "Hazardous Wastes", "Toxic Substances", "Pesticides", "Oils", "Pollutants" or "Contaminants" in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R.300.5, or under any other Environmental Law, or (ii) wastes, pollutants, contaminants and substances listed, classified or regulated as such and that could form the basis for an Environmental Claim under any Environmental Law, or (iii) petroleum or petroleum-derived substances, methane, natural gas, any flammable substances or explosives, radioactive materials, asbestos or asbestos - containing material, polychlorinated biphenyls ("PCB") or PCB - containing materials, or (iv) nitrogen or phosphorus containing substances.

          "Intellectual Property Assets" -- as defined in Section 3.1.20.
           ----------------------------

          "Interest" -- as defined in the recitals.
           --------

          "IRC" -- the Internal Revenue Code of 1986, as amended to the date
           ---
hereof and regulations issued by the IRS pursuant to the IRC.

          "IRS" -- the United States Internal Revenue Service or any successor
           ---
agency, and, to the extent relevant, the United States Department of the Treasury.

          "Knowledge" -- an individual will be deemed to have "Knowledge" of a
           ---------
particular fact or other matter if such individual is actually aware of such fact or other matter. The Partnership will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is listed on Schedule 1.1
                                                                   ------------
has Knowledge of such fact or other matter.

          "Legal Requirement" -- any federal, state, local, municipal, foreign,
           -----------------
international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty, and specifically including Environmental Laws and Occupational Safety and Health Laws.

          "Material Contract" -- any Applicable Contract which, if breached or
           -----------------
terminated, will or is reasonably likely to result in a change or effect which is or is likely to be materially adverse to the business, financial condition, or results of operations of the Partnership.

          "Occupational Safety and Health Laws" -- any Legal Requirement
           -----------------------------------
designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

          "Order" -- any award, decision, injunction, judgment, order, ruling,
           -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

          "Ordinary Course of Business" -- an action taken by the Partnership
           ---------------------------
will be deemed to have been taken in the "Ordinary Course of Business" only if
(a) such action is consistent with the past practices of the Partnership and is taken in the ordinary course of its normal day-to-day operations; and (b) such action is not required to be specifically authorized by the partners of the Partnership.

          "Organizational Documents" -- (a) the articles or certificate of
           ------------------------
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

          "Partnership" -- as defined in the Recitals.
           -----------

          "Partnership Agreement" -- the Amended and Restated Partnership
           ---------------------
Agreement dated January 1, 1990, between Seller and the Company, a copy of which is annexed hereto as Schedule 1.2.
                     ------------

          "Partnership Release" -- as defined in Section 2.2(b)(iii).
           -------------------

          "PBGC"  -- as defined in Section 3.1.12(c).
           ----

          "Person" -- any individual, corporation (including any non-profit
           ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

          "Petersburg Environmental Obligations Agreement" -- as defined in
           ----------------------------------------------
Section 2.2(c).

          "Petersburg Escrow" -- as defined in Section 2.2(c).
           -----------------

          "Petersburg Escrow Agreement" -- as defined in Section 2.2(c).
           ---------------------------

          "Plan" -- as defined in Section 3.1.12.
           ----

          "Proceeding" -- any action, arbitration, audit, hearing,
           ----------
investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "Proprietary Rights Agreement" -- as defined in Section 3.1.18.
           ----------------------------

          "Purchase Price" -- as defined in Section 2.1.
           --------------

          "Related Person" -- with respect to an individual: (a) each other
           --------------
member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

          With respect to a Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c).

          For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is
related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

          "Release" -- means any release, spill, emission, discharge, leaking,
           -------
pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater, environment or property.

          "Representative" -- with respect to a particular Person, any director,
           --------------
officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

          "Seller" -- as defined in the first paragraph of this Agreement.
           ------

          "Seller's Release" -- as defined in Section 2.2(a)(ii).
           ----------------

          "Shares" -- as defined in Section 6.1.
           ------

          "Stock Purchase Agreement" -- as defined in Section 6.1.
           ------------------------

          "Subsidiary" -- with respect to any Person (the "Owner"), any
           ----------
corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Partnership.

          "Tax" -- any federal, state, local or foreign tax, including income,
           ---
gross receipts, windfall profits, value added, ad valorem, profits, payroll, stamp, occupational, premium, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes.

          "Tax Return" -- any return (including any information return), report,
           ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          "Threatened" -- a claim, Proceeding, dispute, action, or other matter
           ----------
will be deemed to have been "Threatened" if any demand, statement or notice has been given(orally or in writing) or other overt indication has been made, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is reasonably likely to be asserted, commenced, taken, or otherwise pursued in the future.

          "Threat of Release" -- a substantial likelihood of a Release that may
           -----------------
require action in order to prevent or mitigate damage to the Environment that may result from such Release.

          "Trade Secrets" -- as defined in Section 3.1.20(a)(iv).
           -------------

          ARTICLE 2.  SALE AND TRANSFER OF INTEREST; CLOSING

          2.1  SALE OF INTEREST

          At the Closing, the Seller shall sell and transfer the Interest to Buyer, and Buyer shall purchase the Interest from the Seller, upon the terms set forth in this Agreement. The purchase price (the "Purchase Price") for the Interest shall be Three Million Five Hundred Thousand Dollars ($3,500,000.00).

          2.2  CLOSING

          The Contemplated Transactions will be consummated at a closing (the "Closing") to be held at the offices of McGuire, Woods, Battle & Boothe LLP at 10:00 AM on March 17, 2000 or at such other time and place as the parties may agree. At the Closing:

          (a)  The Seller will deliver to Buyer:

               (i) an assignment of the Interest in form and substance satisfactory to Buyer and in compliance with the provisions of the Partnership Agreement, for transfer to Buyer (the "Assignment"); and

               (ii) a mutual release in the form attached as Exhibit 1 hereto
                                                             ---------
("Mutual Release") executed by Seller.

          (b)  Buyer will deliver to Seller:

                (i) a bank cashier's or certified check in the amount of the Purchase Price, minus the Petersburg Escrow amount, payable to the order of, or confirmation of wire transfer in such amount to any account which was specified in writing to the Buyer by Seller at least three (3) Business Days prior to the Closing; and

                (ii) a Mutual Release executed by Buyer.

          (c) Buyer and Seller will enter into an escrow agreement in the form attached as Exhibit 2 hereto (the "Petersburg Escrow Agreement") with First
            ---------
Union National Bank as Escrow Agent; and Buyer will deliver the sum of $300,000.00 (the "Petersburg Escrow") to the Escrow Agent by bank cashier's check or wire transfer to the account specified by such Escrow Agent by notice to Buyer in writing prior to the Closing.

          (d) Buyer and Seller will enter into an Environmental Obligations Agreement in the form annexed hereto as Exhibit 3 (the "Petersburg Environmental
                                        ---------
Obligations Agreement").

          ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          3.1   REPRESENTATIONS AND WARRANTIES AS TO THE PARTNERSHIP

          The Seller hereby represents and warrants to Buyer as follows:

          3.1.1 ORGANIZATION AND GOOD STANDING

          (a) The Partnership is a general partnership duly organized, validly existing, and in good standing under the partnership laws of the Commonwealth of Virginia, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Partnership is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction where the failure so to qualify would have a material adverse effect on its financial condition, business, assets or results of operations.

          (b) The Partnership has made available to Buyer copies of all of its Organizational Documents, as currently in effect.

          3.1.2 AUTHORITY; NO CONFLICT

          (a)   This Agreement has been duly executed and delivered by Seller.

          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

                (i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Partnership;

                (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Partnership or any of the assets owned or used by it, may be subject;

                (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that relates to the business of the Partnership or that otherwise relates to any assets owned or used by the Partnership;

                (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; or

                (v) result in the imposition or creation of any Encumbrance upon or with respect to the Interest or any of the assets owned or used by the Partnership.

          (c)   Except as set forth in Schedule 3.1.2, neither Seller nor the
                                       --------------
Partnership is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions which has not been previously given or obtained.

          3.1.3 CAPITALIZATION

          Seller is and will be on the Closing Date the exclusive record and beneficial owner and holder of the Interest, free and clear of all Encumbrances. The Interest represents approximately a Ninety-One Percent (91%) equity interest in the Partnership, all of the remaining equity interest in the Partnership being owned beneficially and of record by a wholly-owned subsidiary of the Company free and clear of all Encumbrances. There are no Contracts (other than the Partnership Agreement) relating to the issuance, sale, or transfer of any equity securities or other securities of the Partnership. Neither the Interest nor any other outstanding partnership interest, equity securities or other securities of the Partnership have been issued in violation of the Securities Act of 1933, as amended, or any other Legal Requirement. Upon Buyer's acquisition from Seller of all of the outstanding capital stock of the Company as described in Section 5.8 below, Buyer and the Company shall be the owners of 100% of the equity of the Partnership free and clear of all Encumbrances. Except as set forth on Schedule 3.1.3, the
                                                  --------------
Partnership has no Subsidiaries and does not own, or have any Contract to acquire, any equity securities or other securities of any Person, or any direct or indirect equity interest in any other business.

          3.1.4 [Intentionally left blank]

          3.1.5 BOOKS AND RECORDS; BANK AND BROKERAGE ACCOUNTS, ETC.; ACCESS

          Except as set forth on Schedule 3.1.5, the books of account, record
                                 --------------
books, and other records of the Partnership, all of which have been made available to Buyer, are complete and correct and contain accurate and complete records of all meetings held of, and action taken by, the partners of the Partnership requiring specific approval of the partners thereof under the Partnership Agreement or under applicable law. On the Closing Date, all of those books and records will be in the possession of the Partnership. Schedule
                                                                       --------
3.1.5 sets forth a complete list of all bank, brokerage, mutual fund, money
-----
market and other financial services accounts maintained by the Partnership and the identity of all authorized signatories thereon. Seller has and has caused the Partnership and its Representatives to, (a) afford Buyer and its Representatives full and free access to personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Representatives with copies of all such Contracts, books and records, and other existing documents and data as Buyer may have reasonably requested, and (c) furnish Buyer and Buyer's Representatives with such additional financial, operating, and other data and information (including, without limitation, accountants' work papers) as Buyer may have reasonably requested.

          3.1.6 TITLE TO PROPERTIES; ENCUMBRANCES

          Schedule 3.1.6 contains a complete and accurate list of all real
          --------------
property, leaseholds, or other interests therein owned or operated by the Partnership. Seller has delivered or made available to Buyer copies of the deeds, leases and other instruments (as recorded, where applicable) by which the Partnership acquired such real property, leaseholds and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Seller or the Partnership and relating to such property, leaseholds or interests. The Partnership owns (with good and marketable title in the case of real property , subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that are located at the Facility, and such properties and assets constitute all of the properties and assets owned or used by the Partnership. All of the properties and assets owned by the Partnership are listed in Schedule 3.1.6. All such properties and assets are free and clear of
          --------------
all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, easements, Encumbrances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests described on
Schedule 3.1.6 securing specified liabilities or obligations, with respect to
--------------
which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) liens for current taxes not yet due, and (c) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or materially impairs the use of the property subject thereto, or materially impairs the operations of the Partnership, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto, (iii) mechanics', carriers', workers', repairers' and other similar liens arising as a matter of law, which are not material in nature or amount,
(iv) encumbrances of record that are disclosed in title commitments and title documents provided to Buyer, and (v) exceptions shown on surveys provided by Sellers or the Acquired Companies to Buyer, or otherwise obtained by Buyer, prior to the Closing Date; and (e) those items listed on Schedule 3.1.6. All
                                                         --------------
buildings, plants, and structures owned by the Partnership lie wholly within the boundaries of the real property owned by the Partnership and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

          3.1.7 CONDITION AND SUFFICIENCY OF ASSETS

          (a) The buildings, plants, structures, and equipment owned, leased or otherwise used or operated by the Partnership are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment owned, leased or otherwise used or operated by the Partnership are sufficient for the continued conduct of the Partnership's business after the Closing in substantially the same manner as conducted prior to the Closing. Except as set forth in Schedule 3.1.7, there are no subleases,
                                       --------------
space-sharing agreements or other similar arrangements giving or purporting to give any Person any rights relating to any of the Partnership's real property, whether owned or leased, that are not terminable by the Partnership without cause on less than 6 months' notice.

          (b)   The Partnership has no inventory of any kind.

          3.1.8 ACCOUNTS RECEIVABLE

          All accounts receivable of the Partnership on the accounting records of the Partnership as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.

          3.1.9 NO UNDISCLOSED LIABILITIES

          Except as set forth in Schedule 3.1.9, as of the Closing Date the
                                 --------------
Partnership has no liabilities or obligations in excess of $10,000, in the aggregate.

          3.1.10  TAXES

          (a) The Partnership has filed or caused to be filed (on a timely basis since January 1, 1996) all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group, pursuant to applicable Legal Requirements. Seller has delivered or made available to Buyer copies of all such Tax Returns filed since December 31, 1997. The Partnership has paid, or made provision for the payment of, all Taxes that have become due as shown in those Tax Returns, or otherwise.

          (b) The United States federal and state Tax Returns of the Partnership has been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 1995. Schedule 3.1.10 contains a complete and accurate list of all
                   ---------------
audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in
Schedule 3.1.10, are being contested in good faith by appropriate proceedings.
---------------
Except as described in Schedule 3.1.10, neither Seller nor the Partnership has
                       ---------------
given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Partnership or for the any Partnership may be liable.

          (c) The charges, accruals, reserves and receivables with respect to Taxes on the books of the Partnership are adequate and are at least equal to the Partnership's liability for Taxes. There exists no proposed tax assessment against the Partnership except as disclosed in the Closing Balance Sheet or
Schedule 3.1.10 and Seller has no Knowledge of any basis for any such
---------------
assessment. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any material property or assets held, acquired, or to be acquired by the Partnership. All Taxes that the Partnership is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          (d) All Tax Returns filed by (or that include on a consolidated basis) the Partnership are true, correct and complete. There is no tax sharing agreement that will require any payment by the Partnership after the date of this Agreement. The Partnership has not given a power of attorney to any Person, which is still in effect.

          3.1.11  NO MATERIAL ADVERSE CHANGE

          Since December 31, 1999, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Partnership and no event has occurred or circumstance exists that is reasonably likely to result in such a material adverse change or which may materially impair or impede the ability of the Partnership to conduct its business in the Ordinary Course of Business after the Closing Date and Seller has no Knowledge of any basis for any such material adverse change or event or circumstances.

          3.1.12  EMPLOYEE BENEFITS

          (a) There are no deferred compensation, bonus or other incentive compensation plans, programs, agreements or arrangements; severance or termination pay, medical, surgical, hospitalization, life insurance or other "welfare" plans, funds or programs (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), profit-sharing or other "pension" plans, funds or programs (within the meaning of Section 3(2) of ERISA), employment, termination or severance agreements, or other employee benefit plans, funds, programs, agreements or arrangements that are sponsored, maintained or contributed to or required to be contributed to by the Partnership or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Partnership would be deemed a "single employer" within the meaning of Section 4001 (b) of ERISA, or to which the Partnership or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Partnership. Neither the Partnership nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any employee benefit plans that would affect any employee or former employee of the Partnership. At no time has the Partnership maintained or been a party to a multi-employer plan as defined in
(S) 4001(a)(3) of ERISA.

          (b) No liability under Title IV or Section 302 of ERISA has been incurred by the Partnership or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Partnership or any ERISA Affiliate of incurring any such liability.

          (c) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any Person affiliated with the Partnership or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such Person.

          3.1.13  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                  AUTHORIZATIONS

          (a)     Except as set forth in Schedule 3.1.13:
                                         ---------------

               (i) the Partnership is, and at all times since December 31, 1993 has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

               (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (A) shall constitute or result in a violation by the Partnership of, or a failure on the part of the Partnership to comply with, any Legal Requirement in all material respects, or (B) shall give rise to any obligation on the part of the Partnership to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) the Partnership has not received any notice or other communication from any Governmental Body or any other Person regarding (A) any violation of, or failure to comply with, any Legal Requirement, or (B) any obligation on the part of the Partnership to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b)  Schedule 3.1.13 contains a complete and accurate list of each
               ---------------
Governmental Authorization that is held by the Partnership or that otherwise relates to the business of, or to any of the assets owned or used by, the Partnership. Each Governmental Authorization listed or required to be listed in
Schedule 3.1.13 is valid and in full force and effect. Except as set forth in
---------------
Schedule 3.1.13:
---------------

               (i) the Partnership is, and at all times since December 31, 1993 has been, in material compliance with the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule
                                                                      --------
3.1.13.
------

               (ii)   no event has occurred or circumstance exists that shall
(A) constitute or is reasonably likely to result directly or indirectly in a violation of, or a failure to comply with, any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.1.13 in
                                                              ---------------
all material respects, or (B) result in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed in Schedule 3.1.13;
                        ---------------

               (iii) the Partnership has not received, at any time since December 31, 1993, any notice or other communication from any Governmental Body or any other Person regarding (A) any violation of, or failure to comply with, any term or requirement of any Governmental Authorization in any material respect, or (B) any revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization listed in
Schedule 3.1.13; and
---------------

               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed in Schedule 3.1.13 have been
                                                     ---------------
duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

          (c)     The Governmental Authorizations listed in Schedule 3.1.13
                                                            ---------------
collectively all of the Governmental Authorizations necessary to permit the Partnership to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Partnership to own and use its assets in the manner in which it currently owns and uses such assets.

          3.1.14  LEGAL PROCEEDINGS; ORDERS

          (a)     Except as set forth in Schedule 3.1.14, there is no pending
                                         ---------------
Proceeding:

                  (i) that has been commenced by or against the Partnership or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Partnership; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                  (iii) To the Knowledge of the Seller and the Partnership, no such Proceeding has been Threatened. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents, if any, relating to each Proceeding listed in Schedule 3.1.14.
                    ----------------

          (b)     Except as set forth in Schedule 3.1.14:
                                         ---------------

                  (i) there is no Order to which the Partnership, or any of the assets owned or used by the Partnership, is subject;


                  (ii) Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Partnership; and

                  (iii) to the Knowledge of Seller and the Partnership, no officer, director, agent, or employee of the Partnership is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Partnership as it is presently being conducted.

          (c)     Except as set forth in Schedule 3.1.14:
                                         ---------------

                  (i) the Partnership is, and at all times since December 31, 1993 has been, in material compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                  (ii) no event has occurred or circumstance exists that shall constitute or is reasonably likely to result in a violation of or failure to comply with any term or requirement of any Order to which the Partnership, or any of the assets owned or used by the Partnership, is subject; and

                  (iii) the Partnership has not received, at any time since December 31, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any violation of, or failure to comply with, any term or requirement of any Order to which the Partnership, or any of the assets owned or used by the Partnership, is or has been subject.

          3.1.15  ABSENCE OF CERTAIN CHANGES AND EVENTS

          Except as set forth in Schedule 3.1.15 or pursuant to the Contemplated
                                 ---------------
Transactions, since December 31, 1999, the Partnership has conducted its businesses in the Ordinary Course of Business and there has not been any:

          (a) change in the Partnership's capitalization; grant of any option or right to purchase any equity interest in the Partnership; or declaration or payment of any distribution or payment in respect of Partnership interests;

          (b)     amendment to the Organizational Documents of the Partnership;

          (c) payment or increase by the Partnership of any bonuses, salaries, or other compensation, except in the Ordinary Course of Business to any partnership employee or entry into any employment, severance, or similar Contract with any partner or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, employee benefit or other Plan for or with any partners or employees of the Partnership;


          (e) damage to or destruction or loss of any asset or property of the Partnership whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Partnership;

          (f) sale, lease, or other disposition of any material asset or property of the Partnership or mortgage, pledge, or imposition of any Encumbrance on any material asset or property of the Partnership;

          (g) material change in the accounting methods used by the Partnership;


          (h) material change in the Partnership's policies or practices concerning its operations; or

          (i) agreement, whether oral or written, by the Partnership to do any of the foregoing.

          3.1.16  CONTRACTS; NO DEFAULTS

          (a)     Schedule 3.1.16 contains a complete and accurate list, and
                  ---------------
Seller has delivered to Buyer true and complete copies, of

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Partnership of an amount or value in excess of $1,000;

          (ii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Partnership in excess of $1,000;

          (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $1,000 and with terms of less than one year);

          (iv) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

          (v) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

          (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Partnership with any other Person;

          (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Partnership or any Affiliate of the Partnership or limit the freedom of the Partnership or any Affiliate of the Partnership to engage in any line of business or to compete with any Person;

               (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (ix) each power of attorney that is currently effective and outstanding;

               (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Partnership to be responsible for special, exemplary or consequential damages;

               (xi) each Applicable Contract for capital expenditures in excess of $1,000;

               (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Partnership other than in the Ordinary Course of Business;

               (xiii) each warehouse, safety deposit box and other storage rental or lease agreement to which the Partnership is a party or pursuant to which any assets of the Partnership are stored; and

               (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          (b)  Except as set forth in Schedule 3.1.16:
                                      ---------------

               (i) neither the Seller nor any Related Person of Seller has or may acquire any rights under, and Seller has not and may not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets or rights owned, used or exercised by, the Partnership; and

               (ii) to the Knowledge of Seller and the Partnership, no officer, director, agent, employee, consultant, or contractor of the Partnership is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Partnership or (B) assign to the Partnership or to any other Person any rights to any invention, improvement, or discovery.

          (c) Neither Seller nor the Partnership has taken any action that could result in the termination, or could materially impair the validity or enforceability of any Contract identified or required to be identified in
Schedule 3.1.16 and neither Seller nor the has any Knowledge of any such action
---------------
having  been taken by any other Person.

          (d)  Except as set forth in Schedule 3.1.16:
                                      ---------------

                 (i) the Partnership is, and at all times since December 31, 1999 has been, in compliance in all material respects with all applicable terms and requirements of each Contract under which the Partnership has or had any obligation or liability or by which the Partnership or any of the assets owned or used by the Partnership is or was bound;

                 (ii) each other Person that has or had any obligation or liability under any Contract under which the Partnership has or had any rights is, and at all times since December 31, 1999 has been, in compliance in all material respects with all applicable terms and requirements of such Contract;

                 (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time or both) may contravene, conflict with, or is reasonably likely to result in a violation or breach of, or give the Partnership or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and


                 (iv) the Partnership has not given to or received from any other Person, at any time since December 31, 1999 any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

          (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Partnership under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

          (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Partnership have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

          3.1.17 INSURANCE

          (a)    Seller has delivered  to Buyer:

                 (i) true and complete copies of all policies of insurance to which the Partnership is a party; and

                 (ii) true and complete copies of all pending applications for policies of insurance.

          (b)    Schedule 3.1.17(b) lists:
                 ------------------

                  (i) any self-insurance arrangement by or affecting the Partnership, including any reserves established thereunder;

                  (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Partnership; and

                  (iii) all obligations of the Partnership to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

          (c)     Except as noted on Schedule 3.1.17(c):
                                     ------------------

                  (i) All insurance policies to which the Partnership is a party or that provide coverage to the Partnership:

                         (A)  are valid and outstanding;

                         (B)  are issued by an insurer that, to the
Partnership's Knowledge, is financially sound and reputable;

                         (C)  are sufficient for compliance with all Legal
Requirements and Applicable Contracts to which the Partnership is a party or by which it is bound; and

                         (D)  will continue in full force and effect following
the consummation of the Contemplated Transactions.

                  (ii) Neither Seller nor the Partnership has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) All premiums due under each policy to which the Partnership is a party or that provides coverage to the Partnership have been paid, and the Partnership has performed all of its obligations thereunder.

                  (iv) The Partnership has given timely notice to the insurer of all existing and Threatened claims that may be insured thereby.

          3.1.18  EMPLOYEES

          The Partnership has no employees and never has had any employees.

          3.1.19  LABOR RELATIONS; COMPLIANCE

          The Partnership has not and is not a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to Seller's Knowledge, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, against or affecting the Partnership (b) any Proceeding against or affecting the Partnership relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Partnership or its premises, or (c) any application for certification of a collective bargaining agent relating to the Partnership. To Seller's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute relating to the Partnership. The Partnership has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closings. The Partnership is not liable for the payment of any material compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements in all material respects.

          3.1.20  INTELLECTUAL PROPERTY

          (a) The term "Intellectual Property Assets", as to the Partnership includes:

                  (i) the name of the Partnership, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications;

                  (ii) all patents, patent applications, and inventions and discoveries that may be patentable;

                  (iii) all copyrights in both published works and unpublished works; and

                  (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Partnership as licensee or licensor.

                  (b) There are no Material Contracts relating to the Intellectual Property Assets to which the Partnership is a party or by which the Partnership is bound.

                  (c) The Intellectual Property Assets are all those necessary for the operation of the Partnership business as it is currently conducted. The Partnership is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, or has the right to use without payment to a third party all of the Intellectual Property Assets. To the Seller's Knowledge, no partner or employee of the Partnership has entered into any Contract with anyone other than the Partnership that restricts or limits in any way the scope or type of work in which the partner or employee may be engaged or requires the partner or employee to transfer, assign, or disclose information concerning his work to anyone other than the Partnership.

                  (d) The Partnership has good and valid title to the absolute right to use the Trade Secrets. The Trade Secrets are not in the public domain or part of the public literature, and, to Seller's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Partnership ) or to the detriment of the Partnership. To Seller's Knowledge, no Trade Secret is subject to any adverse claim or has been challenged or Threatened in any way.

                  3.1.21 CERTAIN PAYMENTS

                  Neither the Partnership nor any partner, agent, or employee of the Partnership or any other Person associated with or acting for or on behalf of the Partnership has directly or indirectly (a) made, in violation of any Legal Requirement, any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any the Partnership, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Partnership

                  3.1.22 DISCLOSURE

                  No representation or warranty of Seller in this Agreement and no statement in any Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There does not exist any item or matter involving the internal operations or conditions of the Partnership of a material nature that has either not been disclosed to Buyer in this Agreement, the Schedules attached hereto or any other information furnished to Buyer in connection with the Contemplated Transactions or has been disclosed in a manner that is intended to or is likely to mislead Buyer, the result of which could have a material adverse effect on the business, operations, financial condition or prospects of the Partnership.

          3.1.23  RELATIONSHIPS WITH RELATED PERSONS

          Except as set forth in Schedule 3.1.23, no Related Person of Seller or
                                 ---------------
the Partnership has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Partnership business. Except as set forth in Schedule 3.1.23, no Related Person
                                              ---------------
of Seller or the Partnership owns or has since December 31, 1993, owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (a) had business dealings or a material financial interest in any transaction with the Partnership or (b) engaged in competition with the Partnership with respect to any line of services of the Partnership (a "Competing Business"), other than for non-material interests in a publicly traded company, in any market presently served by the Partnership. Except as set forth in Schedule 3.1.23, no Related Person of Seller or the
                       ---------------
Partnership is a party to any Material Contract with, or has any claim or right against Seller or the Partnership. Except as set forth in Schedule 3.1.23, no
                                                           ---------------
Related Person of Seller or the Partnership has any outstanding loans from the Partnership (other than travel and expense advances which do not exceed $1,000 in the aggregate).

          3.1.24  BROKERS OR FINDERS

          Neither the Partnership nor the Seller has incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other similar payment in connection with this Agreement, except pursuant to an arrangement with Harris Williams & Co., for which Seller shall be solely responsible, and whose fees, expenses and other charges shall be paid by Seller.

          3.1.25  ENVIRONMENTAL MATTERS

          Except as set forth in Schedule 3.1.25:
                                 ---------------

          (a) The Partnership is, and at all times since January 1, 1995 has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Laws or any Occupational Safety and Health Laws. Neither Seller nor the Partnership has any basis to expect, nor has either of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of the Facility, of any actual or potential violation or failure to comply with any Environmental Laws or any Occupational Safety and Health Laws, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to the Facility or any other properties or assets (whether real, personal, or mixed) in which Seller or the Partnership has had an interest, or with respect to any offsite property or facility to which Seller or the Partnership sent or caused to be sent Hazardous Materials for treatment, storage or disposal that could reasonably be expected to cause Seller or the Partnership to have any Environmental Health and Safety Liabilities.

          (b) There are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to Environmental Laws or Occupational Safety and Health Laws, with respect to or affecting the Facility or any other properties and assets (whether real, personal, or mixed) in which Sellers or the Partnership has or had an interest, that could reasonably be expected to cause Seller or the Partnership to have any Environmental Health and Safety Liability.

          (c) Neither Seller nor the Partnership has any basis to expect, nor has either of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Laws or Occupational Safety and Health Laws, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to the Facility or any other properties or assets (whether real, personal, or mixed) in which Seller or the Partnership had an interest, or with respect to any off-site property or facility to which Hazardous Materials for treatment, storage or disposal.

          (d) Neither Seller, the Partnership, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facility or with respect to any other properties and assets (whether real, personal, or mixed) in which Seller or the Partnership (or any predecessor), has or had an interest, or at any property hydrologically adjoining the Facility or any such other property or assets.

          (e) There are no Hazardous Materials present on or in the Environment at the Facility adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller, the Partnership nor any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facility or any other properties or assets (whether real, personal, or mixed) in which Seller or the Partnership has or had an interest, that could reasonably be expected to cause Seller or the Partnership to have any Environmental Health or Safety Liability.

          (f) There has been no Release or Threatened Release, of any Hazardous Materials at or from the Facility or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facility, or from or by any other properties and assets (whether real, personal, or mixed) in which Seller or the Partnership has or had an interest, or any adjoining property, whether by Seller, the Partnership or any other Person.

          (g) Sellers has made available to Buyer true and complete copies and results of any written reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or the Partnership pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facility, or concerning compliance by Seller, the Partnership, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws or Occupational Safety and Health Laws.

          3.1.26  PRODUCTS

          (a) The Partnership does not manufacture, advertise, market, warehouse, distribute or sell any products and has never done so.

          3.1.27  WARRANTIES

          Except for warranties under applicable Legal Requirements, (a) there are no warranties express or implied, written or oral, with respect to the Partnership's business and (b) there are no pending or, to the Knowledge of Seller, Threatened claims with respect to any such warranty.

          3.1.28  TERRITORIAL RESTRICTIONS

          The Partnership is not restricted by any written agreement or understanding with any other Person from carrying on its business anywhere in the world. Buyer, solely as a result of its purchase of the Interest from Seller hereunder, will not thereby become restricted in carrying on the business of the Partnership anywhere in the world.

          3.1.29  SUBSTANTIAL CUSTOMERS AND SUPPLIERS

          The Partnership has no customers (other than the Company, as tenant) or suppliers.

          3.1.30  TRADE INVENTORIES

          The Partnership has no trade inventories.

          3.1.31  PAYMENT OF CERTAIN INDEBTEDNESS

          All indebtedness owed to the Partnership as of the Closing Date by Seller or any Related Person of Seller has been paid in full.

     3.2  SELLER'S SEPARATE REPRESENTATIONS AND WARRANTIES

          3.2.1 SELLER'S  REPRESENTATIONS AND WARRANTIES

          Seller hereby represents and warrants to Buyer as to himself and the
Interest:

          (a) that (i) he has the absolute and unrestricted power, authority and capacity to execute, deliver, and perform this Agreement, the Petersburg Escrow Agreement and his guarantee obligations under the Petersburg Environmental Obligations Agreement and to execute and deliver the Assignment and Seller's Release; (ii) this Agreement, the Assignment, the Petersburg Escrow Agreement, the Petersburg Environmental Obligations Agreement and Seller's Release have been duly executed or endorsed and delivered by him and will constitute his valid and binding obligations enforceable against him in accordance with their respective terms, except as such enforcement may be limited by (A) bankruptcy, insolvency or any other laws affecting creditors' rights generally, or (B) limitations on the availability of equitable remedies; and (iii) upon execution and delivery of the Assignment and upon payment for the Interest pursuant to this Agreement, Buyer will acquire good and marketable title to and become the legal and beneficial owner of the Interest, free and clear of all Encumbrances; and

          (b) that the execution, delivery, and performance of this Agreement, the execution and delivery of the Assignment, the Petersburg Environmental Obligations Agreement, the Petersburg Escrow Agreement and Seller's Release and the consummation of the Contemplated Transactions by him will not, with or without the giving of notice or the passage of time or both (i) violate any Legal Requirement, currently in effect, applicable to him; (ii) violate any Order applicable to him; or (iii) result in a breach or default under any Contract to which he is a party or by which he is bound.

     3.3  EXCLUSIVITY OF REPRESENTATIONS

          3.3.1 NO OTHER REPRESENTATIONS.

          Except for the representations and warranties contained in this
Article 3 (including the Schedules and disclosures made thereon) and in the certificates delivered by Seller hereunder, Seller makes no express or implied representation or warranty, and Seller disclaims any such express or implied representation or warranty, whether by the Partnership or any of its Representatives or any other Person, with respect to the execution and delivery of this Agreement or the consummation of the Contemplated Transactions or the Interest or the business or assets of the Partnership, notwithstanding the delivery or disclosure to Buyer or any of its Representatives or any other Person of any documentation or other information with respect to the foregoing.

          ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller as follows:

          4.1  ORGANIZATION AND GOOD STANDING

          Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          4.2  AUTHORITY; NO CONFLICT; COMPETING BUSINESS

          (a) This Agreement has been duly executed and delivered by Buyer. This Agreement, the Petersburg Environmental Obligations Agreement, the Petersburg Escrow Agreement and Buyer's Release constitute legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and Buyer's Release and to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions. The entry into this Agreement, the Petersburg Environmental Obligations Agreement, the Petersburg Escrow Agreement and the consummation of the Contemplated Transactions has been duly authorized by all necessary action on the part of Buyer.

          (b)  Except as set forth on Schedule 4.2, neither the execution and
                                      ------------
delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will directly or indirectly, with or without notice or lapse of time or both, contravene, conflict with or result in a violation of or give any Person or Governmental Body the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

               (i)   any provision of Buyer's Organizational Documents;

               (ii)  any resolution adopted by the members or managers of Buyer;

               (iii) any Legal Requirement or Order to which Buyer may be subject; or

               (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

          (c)  Except as set forth in Schedule 4.2, Buyer is not and will not
                                      ------------
be required to give any notice or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions that has not already been given or obtained.

          4.3  CERTAIN PROCEEDINGS

          There is no Order and no pending Proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's knowledge, no such Proceeding has been Threatened.

          4.4  BROKERS OR FINDERS

          Buyer and its officers, directors or shareholders have incurred no obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other similar payment in connection with this Agreement.

          4.5  INVESTMENT REPRESENTATION

          Buyer is acquiring the Interest for investment and not with a view to its sale or distribution other than in a sale or distribution which is registered under applicable securities laws or is exempt from such registration.

          ARTICLE 5.  ADDITIONAL AGREEMENTS

          5.1  BOOKS AND RECORDS

          Buyer shall retain all of the books and records of the Partnership existing as of the Closing Date that relate to Taxes for a period of seven (7) years after the Closing Date or such longer time as may be required by law and shall make such books and records (or copies thereof) available to Seller or his Representatives, at reasonable times and upon reasonable notice, after the Closing Date to the extent reasonably required by Seller.

          5.2  KNOWLEDGE OF BREACH

          Each party hereto, in entering into this Agreement and performing at the Closing, agrees and acknowledges that it shall not be entitled to rely on the accuracy and completeness of any representation or warranty of any other party, including any matter set forth in any Schedule hereto, and shall not be entitled under Article 8 to assert a Claim for Damages for Breach thereof, if and to the extent that it shall have discovered any fact contrary to such representation or warranty during its due diligence investigation or otherwise and shall not have given to the other party notice thereof prior to the Closing Date.

          ARTICLE 6.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

          6.1  ACQUISITION OF ALLIANCE AGRONOMICS INC.

          Buyer shall have acquired and shall be the record and beneficial owner, free and clear of any and all Encumbrances, of all of the shares of the outstanding capital stock of the Company (the "Shares") pursuant to a Stock Purchase Agreement between Buyer and the persons identified therein as "Sellers" of even date herewith (the "Stock Purchase Agreement").

          ARTICLE 7.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION  TO CLOSE

          7.1  ACQUISITION OF ALLIANCE AGRONOMICS INC.

          The purchase and sale of the Shares under the Stock Purchase Agreement shall have been consummated.

          ARTICLE 8.  INDEMNIFICATION; REMEDIES

          8.1  SURVIVAL

          All representations, warranties, covenants, and obligations in this Agreement, the Schedules and any other certificate delivered pursuant to this Agreement will survive the Closing in accordance with the provisions of Section 8.4.

          8.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE SELLERS

          Subject to the provisions of Section 8.5, the Seller will indemnify and hold harmless Buyer, and its stockholders, Control Persons, and affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (excluding incidental or consequential damages or damages for lost profits), expense (including reasonable costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), actually suffered or incurred by such Buyer Indemnified Person arising from or in connection with:

          (a) any Breach of any representation or warranty made by Seller in this Agreement or the Schedules delivered by the Partnership or Seller pursuant to this Agreement;

          (b)  [Intentionally Left Blank];

          (c)  [Intentionally Left Blank];

          (d) the Breach by Seller of any of his obligations under the Petersburg Environmental Obligations Agreement;

          (e) any breach of any of the representations made in Section 3.1.3 (but only to the extent related to Seller's title to the Interest); or

          (f) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Partnership (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

          8.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

          Buyer will indemnify and hold harmless the Seller and his heirs, executors, successors, legal representatives and permitted assigns (collectively, the " Seller Indemnified Persons") for, and will pay to the Seller Indemnified Persons the amount of any Damages arising from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, or (d) Buyer and/or the Partnership conducting the Partnership's business after the Closing except that such Damages shall be reduced to the extent that they are directly attributable to the operation of such business prior to the Closing.

          8.4  TIME LIMITATIONS

          The Seller will have no liability for indemnification with respect to any representation or warranty made by him herein (other than those in Section
3.1.3 relating to Seller's title to the Interest, and in Section 3.1.10, subject in each case to Section 8.5), unless on or before the last day of the eighteenth
(18th) calendar month following the Closing Date, the Buyer Indemnified Person notifies Seller in writing of a Claim (as hereinafter defined) specifying the factual basis of that Claim in reasonable detail to the extent then known by such Buyer Indemnified Person. Buyer will have no liability for indemnification with respect to any such representation or warranty made by it herein unless on or before the last day of the eighteenth (18th) calendar month following the Closing Date, the Seller Indemnified Person notifies Buyer in writing of a Claim specifying the factual basis of that Claim in reasonable detail to the extent then known by such Seller Indemnified Person. A Claim with respect to Section
3.1.3 (but only related to Seller's title to the Interest) or Section 3.1.10 may be made at any time prior to the expiration of any statute of limitations applicable to the actions or causes of action which are attributable to the matters discussed in such Sections.

          8.5  LIMITATIONS ON AMOUNT - THE SELLER

          (a) The Seller will not have any liability for indemnification with respect to the matters described in clause (a) of Section 8.2 (other than matters that are also described in other clauses of Section 8.2 ) unless the aggregate of all Damages with respect thereto for which Seller would, but for this Section 8.5 (a), be liable, exceeds on a cumulative basis the sum of Twenty-Five Thousand Dollars ($25,000.00) (the "Cumulative Basket"), and then only to the extent of such excess; and no such matter individually which involves Damages in an amount less than Five Thousand Dollars ($5,000.00) (the "Individual Basket") shall be included in determining whether the Cumulative Basket amount has been reached. For purposes of this Section 8.5(a), Damages shall be calculated after taking into account any tax benefits and tax costs (including tax costs resulting from reduction in basis, and resulting reduction in depreciation and amortization, and increase in taxable gain recognized on a sale) realized by and insurance proceeds paid to Buyer (net of any related cost incurred by it due to retrospective premium adjustments, experience based premium adjustments and indemnification obligations), the Buyer Indemnified Persons or the Partnership.

          (b) The sole source of payment of any indemnification obligations of Seller with respect to Section 8.2(a) of this Agreement shall be the Petersburg Escrow, and Buyer agrees that the payment of any claim made by any Buyer Indemnified Person with respect to such clauses, for whatever reason, shall be limited to, and shall only be made from, the Petersburg Escrow. If any indemnification obligation arises as a result of Damages resulting from a Breach by Seller of Section 3.1.3 (but only to the extent related to Seller's title to the Interest), Section 3.1.10 hereof or of the Petersburg Environmental Obligations Agreement and if the amount of such Damages exceeds the balance (if any) available in the Petersburg Escrow therefor, Seller shall be liable for the amount of Damages resulting from such Breach in excess of such Petersburg Escrow balance, but in no event shall such liability for indemnification exceed the portion of the Purchase Price hereunder actually received by Seller (net of the Petersburg Escrow).

          (c) The limitations of this Section 8.5 will not apply to the extent any liability for Damages arises due to fraud on the part of Seller, in which case Seller shall be solely liable for all Damages with respect to such Breaches.

          8.6  LIMITATIONS ON AMOUNT - BUYER

          Buyer will have no liability for indemnification with respect to the matters described in clause (a) or clause (b) of Section 8.3 (other than matters that are also described in other clauses of Section 8.3) unless the aggregate of all Damages with respect thereto for which Buyer would, but for this Section 8.6, be liable exceeds on a cumulative basis the Cumulative Basket amount, and then only to the extent of such excess; and no such matter individually which involves Damages in an amount less than the Individual Basket amount shall be included in determining whether the Cumulative Basket amount has been reached. For purposes of this Section 8.6, Damages shall be calculated after taking into account any tax benefits and tax costs (including tax costs resulting from reduction in basis, and resulting reduction in depreciation and amortization, and increase in taxable gain recognized on a sale) realized by and insurance proceeds paid to Seller (net of any related cost incurred by it due to retrospective premium adjustments, experience based premium adjustments and indemnification obligations), the Seller Indemnified Persons. This Section 8.6 will not apply to the extent any liability for Damages arises due to fraud on the part of Buyer, in which case Buyer will be solely liable for all Damages with respect to such Breaches.

          8.7  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

          (a) Promptly after receipt by an indemnified party under Section 8.2 or 8.3 of notice of the assertion of a claim or of the commencement of any Proceeding against it (a "Claim"), such indemnified party will, if a Claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such Claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice. The indemnified party shall deliver to the indemnifying party, within five (5) Business Days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim.

          (b) If any Claim referred to in Section 8.7(a) is asserted or brought against an indemnified party and it gives notice to the indemnifying party of the Claim, the indemnifying party will be entitled to participate in the defense of the Claim and, to the extent that it wishes, exercisable by written notice to the indemnified party within ten (10) Business Days of receipt of notice from the indemnified party of a Claim (unless (i) the indemnifying party is also a party to a Proceeding involving a Claim and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Claim and provide indemnification with respect to such Claim), to assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party and, after such notice from the indemnifying party to the indemnified party of its election to assume the defense of such Claim, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article 8 for any fees of other counsel or any other expenses with respect to the defense of such Claim, in each case subsequently incurred by the indemnified party in connection with the defense of such Claim, other than reasonable costs of investigation or if the indemnified party has assumed the defense as provided in
Section 8.7(c). In any event, the indemnifying party shall have the right to participate in the defense of the Claim. If the indemnifying party assumes the defense of a Claim, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Claim are within the scope of and subject to indemnification; (ii) no compromise or settlement of such Claims may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying party of the assertion of or commencement of any Proceeding involving a Claim and the indemnifying party does not, within ten (10) Business Days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Claim, the indemnified party shall have the right to undertake the defense of such claim on behalf of the indemnifying party. The indemnifying party will not be bound by any determination made in such Proceeding or any compromise or settlement effected without the consent of the indemnifying party (which shall not be unreasonably withheld).

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Claim may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Claim but the indemnifying party will not be bound by any determination of a Claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          8.8  PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

          A Claim for indemnification for any matter not based on a claim asserted or Proceeding commenced by a third-party may be asserted by notice to the party from whom indemnification is sought in accordance with the provisions of Section 8.4 and following the procedures set forth in this Agreement and the Petersburg Escrow Agreement.

          8.9  CLAIM AGAINST ESCROW; EXCLUSIVE REMEDY

          (a) Any Buyer Indemnified Person may make a Claim against the Petersburg Escrow in any amount to which it may be entitled under this Article
8. The indemnification provided in this Article 8 shall constitute the exclusive remedy for Breach of the representations and warranties in this Agreement, regardless of whether any claims or causes of action asserted with respect to such matters are brought in contract, tort or any other legal theory whatsoever; provided, however, that only in the case of fraud, the indemnification provisions in this Article 8 are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for a Breach of representation or warranty. All indemnification payments under this Article 8 shall be treated by the parties as adjustments to the Purchase Price hereunder.

          (b) Notwithstanding any other provision of this Agreement, neither Seller nor Buyer shall be liable under this Article 8 for an amount to the extent, if any, that any Breach giving rise to such Damages results from a failure on the part of any Seller Indemnified Person or Buyer Indemnified Person, as the case may be, to exercise good faith in not jeopardizing or prejudicing the interest of Buyer or Seller.

          ARTICLE 9.  GENERAL PROVISIONS

          9.1  EXPENSES

          Each of the parties hereto will bear the expenses incurred by them in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyer shall pay all sales, transfer, use, documentary stamp and other similar Tax with respect to the Contemplated Transactions.

          9.2  PUBLIC ANNOUNCEMENTS

          Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer mutually agree upon. Unless consented to in advance in writing by both parties hereto,or required by Legal Requirements, prior to the Closing the parties shall, and Seller shall cause the Partnership to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which those having dealings with the Partnership will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

          9.3  CONFIDENTIALITY

          Buyer will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer to maintain in confidence, and Seller will maintain in confidence and not use to the detriment of another party or of the Partnership any written, oral, or other information obtained in confidence from another party or the Partnership in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

          9.4  NOTICES

          All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          The Partnership:         Petersburg Agri-Terminal Associates
                                   c/o Royster-Clark, Inc.
                                   600 Fifth Avenue
                                   New York, NY 10020
                                   Attention: Frederick I. Sharp
                                   Facsimile No: (202) 332-2999

           The Seller:             G. Waddy Garrett
                                   11 Old Bridge Lane
                                   Richmond, VA 23229
                                   Facsimile No.: (804) 228-1158

           with a copy to:         McGuire, Woods, Battle & Boothe, LLP
                                   901 East Cary Street
                                   One James Center
                                   Richmond, VA 23219
                                   Attention: Thomas P. Rohman, Esq.
                                   Facsimile No.: (804) 698-2154

           Buyer:                  Royster-Clark Resources LLC
                                   600 Fifth Avenue, 25th Floor
                                   New York, NY 10020
                                   Attention: Francis P. Jenkins
                                   Facsimile No.: (212) 332-2999

           with a copy to:         Satterlee Stephens Burke & Burke LLP
                                   230 Park Avenue
                                   New York, NY 10169
                                   Attention:  William M. Jackson
                                   Facsimile No.: (212) 818-9606

          9.5  FURTHER ASSURANCES

          Each of the parties agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

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          9.6  WAIVER

          Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          9.7  ENTIRE AGREEMENT AND MODIFICATION

          This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          9.8  SCHEDULES

          In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception set forth in the Schedules), the statements in the body of this Agreement will control.

          9.9  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

          None of the parties may assign any of their rights under this Agreement without the prior written consent of the other parties (which shall not be unreasonably withheld).This Agreement will apply to, be binding in all respects upon the parties hereto and their permitted assigns and inure to the benefit of the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

          9.10 SEVERABILITY

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          If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          9.11 SECTION HEADINGS; CONSTRUCTION

          The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to ASection" or ASections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" shall mean "including, without limitation" and does not limit the preceding words or terms.

          9.12 TIME OF ESSENCE

          With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          9.13 GOVERNING LAW

          This Agreement will be governed by the laws of the Commonwealth of Virginia without regard to conflicts of laws principles.

          9.14 JURISDICTION; SERVICE OF PROCESS

          Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Virginia, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Virginia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          9.15 COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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          IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first written above.

BUYER:
                                        SELLER:
ROYSTER-CLARK RESOURCES LLC


By:___________________________          _______________________________
Name:_________________________                   G. Waddy Garrett
Title:________________________

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